Exhibit 10.24(a)

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) dated as of the 30th day of June, 2008 among Equitable Resources, Inc., a Pennsylvania corporation formed in 1926 (the “Company”), Equitable Resources, Inc., a Pennsylvania corporation formed in 2008 and a direct wholly-owned subsidiary of the Company (“New EQT”) and EGC Merger Co., a Pennsylvania corporation and a direct wholly-owned subsidiary of New EQT (“MergerSub”).

WITNESSETH:

A.  The Company’s authorized capital stock consists of 320,000,000 shares of common stock, no par value (“Company Common Stock”), of which approximately 130,880,000 shares were issued and outstanding as of June 10, 2008 and 26,750,000 shares were held in treasury on such date, and (ii) 3,000,000 shares of preferred stock, no par value (“Company Preferred Stock”), none of which is currently outstanding. The Company’s Board of Directors has the authority, without further shareholder action, to divide the preferred stock into series and to determine and fix the designations and relative rights and preferences of each series prior to issuance.

B.  New EQT’s authorized capital stock consists of 320,000,000 shares of common stock, no par value (“New EQT Common Stock”), of which 10,000 shares are issued and outstanding, and (ii) 3,000,000 shares of preferred stock, no par value (“New EQT Preferred Stock”), none of which is currently outstanding. New EQT’s Board of Directors has the authority, without further shareholder action, to divide the preferred stock into series and to determine and fix the designations and relative rights and preferences of each series prior to issuance. The Company owns all of the issued and outstanding New EQT Common Stock.

C.  The designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the New EQT Common Stock and the New EQT Preferred Stock are the same as those of the Company Common Stock and Company Preferred Stock.

D.  The Articles of Incorporation and the By-laws of New EQT immediately after the Effective Time (as hereinafter defined) will contain provisions identical to the Articles of Incorporation and By-laws of the Company immediately before the Effective Time.

E.  MergerSub’s authorized capital stock consists of 1,000 shares of common stock, $.01 par value (“MergerSub Common Stock”), of which 1,000 shares are currently issued and outstanding and no shares are currently held in treasury.  New EQT owns all of the issued and outstanding MergerSub Common Stock.

F.  New EQT and MergerSub are newly formed corporations organized for the purpose of participating in the transactions herein contemplated.

G.  The Company desires to create a new holding company structure, pursuant to Section 1924(b)(4) of the PBCL (the “PBCL”), by merging MergerSub with and into the Company with the Company being the surviving corporation, and converting each outstanding share of Company Common Stock into a like number of shares of New EQT Common Stock, all in accordance with the terms of this Agreement.

H.  The Boards of Directors of New EQT, MergerSub and the Company have approved this Agreement and the merger of MergerSub with and into the Company upon the terms and subject to the conditions set forth in this Agreement (the “Merger”) in accordance with the PBCL.

I.  Immediately prior to the Effective Time, the Company will contribute to the capital of New EQT all of the shares of Company Common Stock then held by the Company in its treasury.

J.  The directors and officers of the Company immediately prior to the Merger will be the directors and officers of New EQT as of the Effective Time.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, New EQT and MergerSub hereby agree as follows:

1.                                      The Merger.  Pursuant to the provisions of Section 1924(b)(4) of the PBCL and subject to the terms and conditions of this Agreement, MergerSub shall, at the Effective Time, be merged with and into the Company, and the separate existence of MergerSub shall cease.  The Company shall continue as the surviving corporation and assume all rights, privileges, assets and liabilities of MergerSub.  The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”

2.                                      Surviving Corporation.  At the Effective Time, the effect of the Merger shall be as provided in Section 1929 of the PBCL.  As a result of the Merger, by operation of law and without further act or deed, at the Effective Time, all property, rights, interests and other assets of Merger Sub shall be transferred to and vested in the Surviving Corporation, and the Surviving Corporation shall assume all of the liabilities and obligations of MergerSub.

3.                                      Treatment of Shares.

3.1.                              New EQT Common Stock.  At the Effective Time, each share of New EQT Common Stock held by the Company shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled without conversion or issuance of any shares of stock of the Surviving Corporation with respect thereto.

3.2.                              Company Common Stock and Certificates.  At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time  (including those shares formerly held in treasury by the Company and contributed to New EQT prior to the Merger) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and thereafter represent one fully paid, duly issued and nonassessable share of New EQT Common Stock, which shall have the same designations, rights, powers and preferences and the same qualifications, limitations and restrictions as a share of Company Common Stock immediately prior to the Effective Time, and each certificate previously representing any such shares of Company Common Stock shall, at the effective time, automatically, without the requirement of any exchange thereof, represent the same number of shares of New EQT Common Stock.

3.3.                              MergerSub Common Stock.  At the Effective Time, each share of MergerSub Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

4.                                      Effective Time.  If this Agreement is not terminated as contemplated by Section 10 hereof, Articles of Merger (the “Articles of Merger”), executed in accordance with the PBCL, shall be delivered to the appropriate state officials for filing.  The Merger shall become effective at 11:58 P.M. on Monday, June 30, 2008 (the “Effective Time”).

5.                                      Articles of Incorporation.  The Articles of Incorporation of MergerSub as in effect at the Effective Time, from and after the Effective Time and until further amended as provided by applicable law, shall be, and may be separately certified as, the Articles of Incorporation of the Surviving Corporation.

6.                                      By-laws.  The By-laws of MergerSub, as in effect at the Effective Time, shall be the By-laws of the Surviving Corporation, to remain unchanged until amended in accordance with the provisions thereof and of applicable law.

7.                                      Directors and Officers.  At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of those persons who were directors of MergerSub immediately prior to the Effective Time, and the officers of the Surviving Corporation shall be the persons who were officers of MergerSub immediately prior to the Effective Time, each such person to hold, in accordance with the By-laws and at the pleasure of the Board of Directors of the Surviving Corporation, the same office or offices with the Surviving Corporation as he or she then held with MergerSub.

8.                                      Actions to be taken in Connection with the Merger.

8.1.                              Assumption of Equity Plans.  New EQT and the Company hereby agree that they will, at the Effective Time, execute, acknowledge and deliver an assumption agreement pursuant to which New EQT will, from and after the Effective Time, assume and agree to perform all obligations of the Company under the Company’s Equitable Resources, Inc. 2005 Employee Deferred Compensation Plan and Equitable Resources, Inc. 2005 Directors’ Deferred Compensation Plan (Registration Statement No. 333-122382); 1999 Equitable Resources, Inc. Long Term Incentive Plan (Registration Statement No. 333-70822); Equitable Resources, Inc. Deferred Compensation Plan and Equitable Resources, Inc. Directors’  Deferred Compensation Plan (Registration Statement No. 333-32410); 1999 Equitable Resources, Inc. Long Term Incentive Plan (Registration Statement No. 333-82189); 1999 Equitable Resources, Inc. Non-Employee Directors’ Stock Incentive Plan (Registration Statement No. 333-82193); Equitable Resources, Inc. Employee Savings and Protection Plan (Registration Statement No. 333-22529); Equitable Resources, Inc. Employee Stock Purchase Plan (Registration Statement No. 333-01879); Dividend Reinvestment and Stock Purchase Plan (Registration Statement No. 2-66128) and Equitable Resources, Inc. Employee Savings Plan (Registration Statement No. 033-00252) (the “Registered Stock Plans”).

The outstanding options and other awards assumed by New EQT shall be exercisable upon the same terms and conditions as under the Plans immediately prior to the Effective Time, except that, upon the exercise of each such option or award, shares of New EQT Common Stock shall be issuable in lieu of each share of Company Common Stock issuable upon the exercise thereof immediately prior to the Effective Time.

8.2.                              Post-Effective Amendments.  It is the intent of the parties hereto that New EQT, as of the Effective Time, be deemed a “successor issuer” for purposes of continuing offerings of the Company under the Securities Act of 1933, as amended.  As soon as practicable following the Merger, New EQT will file post-effective amendments to the Company’s registration statements on Form S-8 covering the Registered Stock Plans, adopting such statements as its own registration statements for all purposes of the Securities Act and the Exchange Act and setting forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession or necessary to keep the registration statements from being misleading.

8.3.                              Reservation of Shares.  On or prior to the Effective Time, New EQT will reserve sufficient shares of New EQT Common Stock to provide for the issuance of New EQT Common Stock upon exercise of the options outstanding under the Registered Stock Plans.

9.                                      Adoption and Approval.  The Agreement was adopted and approved by the Board of Directors of the Company acting through a Special Committee of the Board of Directors by an action on June 9, 2008, by written consent of the Board of Directors of New EQT dated June 10, 2008 and by written consent of the Board of Directors of MergerSub dated June 10, 2008.  Pursuant to Section 1924(b)(4) of the PBCL, the Plan was not approved by the shareholders of the Company or MergerSub.

10.                               Termination and Amendment.  This Agreement may be terminated and the Merger abandoned by the Board of Directors of each of the Company, New EQT or MergerSub at any time prior to the Effective Time.  In addition, this Agreement may be amended by the mutual consent of the Boards of Directors of the Company, New EQT and MergerSub at any time prior to the Effective Time.

11.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

12.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

13.                               Miscellaneous.  Upon the Effective Date, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of MergerSub shall be transferred to, vested in and devolve upon the Company without further act or deed and all property, rights, and every other interest of the Company and MergerSub shall be as effectively the property of the Company as they were of the Company and MergerSub respectively.  MergerSub hereby agrees from time to time, as and when requested by the Company or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Company may deem necessary or desirable in order to vest in and confirm to the Company title to and possession of any property of MergerSub acquired or to be acquired by reason of or as a result of the Merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of MergerSub and the proper officers and directors of the Company are fully authorized in the name of MergerSub or otherwise to take any and all such action.

IN WITNESS WHEREOF, the parties hereto have caused this duly approved Agreement to be executed as of the date first above written.

Equitable Resources, Inc. (organized in 1926)

By:	/s/ Philip P. Conti
Name:	Philip P. Conti
Title:	Senior Vice President and Chief
Financial Officer

EGC Merger Co.

By:	/s/ James E. Crockard, III
Name: James E. Crockard, III
Title: Treasurer

Equitable Resources, Inc. (organized in 2008)

By:	/s/ Philip P. Conti
Name:	Philip P. Conti
Title:	Senior Vice President and Chief
Financial Officer